EXHIBIT A
AGREEMENT
JOINT FILING OF SCHEDULE 13G
The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned’s ownership of securities, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:	February 14, 2011

3i US GROWTH PARTNERS L.P.
By:	3i US Growth Corporation, its General Partner

/s/ Colin Paton
Colin Paton

3i GROWTH CAPITAL (USA) D L.P.
By:	3i US Growth Corporation, its General Partner

/s/ Colin Paton
Colin Paton

3i GROWTH CAPITAL (USA) E L.P.

By:	3i US Growth Corporation, its General Partner

/s/ Colin Paton
Colin Paton

3i GROWTH CAPITAL (USA) P L.P.

By:	3i US Growth Corporation, its General Partner

/s/ Colin Paton
Colin Paton

3i TECHNOLOGY PARTNERS III L.P.

By:	3i Technology Corporation, its General Partner

/s/ Colin Paton
Colin Paton

3i US GROWTH CORPORATION
/s/ Colin Paton
Colin Paton
Treasurer

3i TECHNOLOGY CORPORATION
/s/ Colin Paton
Colin Paton
Treasurer

/s/ Colin Paton
Colin Paton, Attorney-in-Fact for Ken Hanau

/s/ Colin Paton
Colin Paton, Attorney-in-Fact for Robert Stefanowski

/s/ Colin Paton
Colin Paton, Attorney-in-Fact for Ian Lobley

/s/ Colin Paton
Colin Paton, Attorney-in-Fact for Sundip Murthy

/s/ Colin Paton
Colin Paton, Attorney-in-Fact for Richard Relyea

/s/ Colin Paton
Colin Paton, Attorney-in-Fact for Jim Rutherfurd